Exhibit 99.1

Zura Bio Reports Second Quarter 2023 Financial Results and Recent Business Highlights

•	Focused on advancing ZB-106, a potential first-in-class anti-IL-17 and anti-BAFF dual antagonist for systemic sclerosis and hidradenitis suppurativa

•	Experienced team building the next immunology leader

•	Cash and cash equivalents of $113 million support development and operations through 2026

Henderson, NV - August 14, 2023 - Zura Bio Limited (Nasdaq: ZURA) (“Zura Bio” or the “Company”), a multi-asset clinical-stage biotechnology company focused on developing novel medicines for immune and inflammatory disorders, today announced its financial results for the second quarter ended June 30, 2023, and recent business highlights.

“Zura Bio made great progress in the first half of 2023, and we look forward to advancing our multi-asset pipeline which includes our lead asset, ZB-106, also known as tibulizumab. This is a Phase 2 ready dual antagonist of the IL-17 and BAFF pathways that will be explored in systemic sclerosis and hidradenitis suppurativa, where inhibition of both IL-17 and BAFF have independently shown clinical efficacy,” said Dr. Someit Sidhu, Chief Executive Officer of Zura Bio.

“Our team is focused on progressing ZB-106 for systemic sclerosis, followed by clinical trials in hidradenitis suppurativa where there is clinical validation of both IL-17 and B-cell targeted therapies. Beyond ZB-106, we are very excited about the potential of ZB-168, an anti-IL-7Rα inhibitor that has the potential to impact diseases driven by IL-7 and TSLP biological pathways, and ZB-880, a fully human, high affinity monoclonal antibody that neutralizes IL-33.”

Second Quarter 2023 Business Highlights

•	Licensed ZB-106 (tibulizumab), a potential first-in-class, anti-IL-17 and anti-BAFF dual antagonist from Eli Lilly and Company (Press Release, April 27, 2023)

•	Completed an approximate $80 million private placement led by Deep Track Capital, Great Point Partners, Suvretta Capital, and other leading life sciences-focused investors (Press Release, June 6, 2023)

•	Appointed Michael D. Howell, Ph.D. to the role of Chief Scientific Officer and Head of Translational Science (Press Release, April 14, 2023)

•	Joined the Russell 2000® and Russell 3000® Indexes (Press Release, June 23, 2023)

Second Quarter 2023 Financial Highlights

Cash and cash equivalents: Cash and cash equivalents were $112.8 million as of June 30, 2023, as compared to $1.6 million as of December 31, 2022. The increased cash balance is primarily due to the aggregate of capital raised from two private placement transactions in March and April 2023. The Company anticipates that its cash and cash equivalents are sufficient to fund its planned operations through 2026.

Research and Development (R&D) expenses: R&D expenses were $28.2 million for the second quarter ended June 30, 2023, compared to $0.1 million for the second quarter ended June 30, 2022. The increase was primarily due to expenses related to the acquisition of ZB-106 from Eli Lilly and Company.

General and Administrative (G&A) expenses: G&A expenses were $5.7 million for the second quarter ended June 30, 2023, compared to $0.8 million for the second quarter ended June 30, 2022. This increase was primarily due to additional compensation for personnel in executive functions and increased legal and accounting costs related to a second quarter private placement transaction and ongoing operations as a public company.

Important upcoming anticipated events for Zura Bio

ZB-106 (tibulizumab): Initiate Phase 2 trials of ZB-106, an anti-IL-17 and anti-BAFF dual antagonist, for the treatment of systemic sclerosis and hidradenitis suppurativa in 2H-2024.

ZB-168: Initiate Phase 2 trial of ZB-168, an anti-IL-7Rα inhibitor, in 2024. Pending Phase 2 external catalysts in ulcerative colitis, atopic dermatitis and additional TSLP driven catalysts.

ZB-880 (torudokimab): Prepare to initiate Phase 2 trial of ZB-880, an anti-IL-33 antibody, for the treatment of asthma in 2024. Pending Phase 2 and Phase 3 external catalysts in asthma and chronic obstructive pulmonary disease.

Members of the Zura Bio team will participate in the following upcoming conferences in the second half of 2023:

•	Stifel 2023 Immunology and Inflammation Virtual Summit: September 10 - 20, 2023

•	Guggenheim Securities 5th Annual Inflammation & Immunology Conference: November 6 - 7, 2023

•	Evercore ISI HealthCONx Conference: November 28 - 30, 2023

About Zura Bio

Zura Bio is a multi-asset clinical-stage biotechnology company focused on developing novel medicines for immune and inflammatory disorders. Currently, Zura Bio is developing three assets which have completed Phase 1/1b studies and are Phase 2 ready. The company is developing a portfolio of therapeutic indications for ZB-106 (tibulizumab), ZB-168, and ZB-880 (torudokimab) with a goal of demonstrating their efficacy, safety, and dosing convenience in immune and inflammatory disorders, including systemic sclerosis, hidradenitis suppurativa, and other novel indications with unmet needs.

About tibulizumab

ZB-106 (tibulizumab) is a potential first-in-class, anti-IL-17 and anti-BAFF dual antagonist that Zura Bio plans to develop for the treatment of systemic sclerosis and hidradenitis suppurativa.

ZB-106 is an IgG-scFv bispecific dual-antagonist antibody engineered by the fusion of Taltz® (ixekizumab) and tabalumab that neutralizes IL-17A and BAFF.

ZB-106 has been assessed in two Phase 1b studies completed in rheumatoid arthritis and Sjögren's syndrome. The safety profile to date appears to be acceptable, with no new findings relative to known IL-17 and BAFF inhibitors. Chronic toxicology studies have been completed with no adverse drug-related findings.

Clinical trials of ZB-106 in systemic sclerosis and hidradenitis suppurativa are planned to begin in 2H-2024.

Forward Looking Statements Disclaimer

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” “strategy,” “future,” “opportunity,” “would,” “seem,” “seek,” “outlook” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These statements are based on various assumptions, whether or not identified in this communication. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. You should carefully consider the risks and uncertainties described in the “Risk Factors” sections of Zura Bio’s recent filings with the SEC. These filings would identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Many of these factors are outside Zura Bio’s control and are difficult to predict. Many factors could cause actual future events to differ from the forward-looking statements in this communication, including but not limited to: (1) the outcome of any legal proceedings that may be instituted against Zura Bio; (2) volatility in the price of Zura Bio’s securities; (3) the ability of Zura Bio to successfully conduct research and development activities, grow and manage growth profitably, maintain relationships with customers and suppliers, and retain key employees; (4) the ongoing costs relating to operating as a public company; (5) changes in the applicable laws or regulations; (6) the possibility that Zura Bio may be adversely affected by other economic, business, and/or competitive factors; (7) the risk of downturns and a changing regulatory landscape in the highly competitive industry in which Zura Bio operates; (8) the potential inability of Zura Bio to raise additional capital needed to pursue its business objectives or to achieve efficiencies regarding other costs; (9) the enforceability of Zura Bio’s intellectual property, including its patents, and the potential infringement on the intellectual property rights of others, cyber security risks or potential breaches of data security; and (10) other risks and uncertainties described in the registration statement on Form S-1 filed with the SEC on June 14, 2023, and such other documents filed by Zura Bio from time to time with the SEC. These risks and uncertainties may be amplified by the COVID-19 pandemic or other unanticipated global disruption events, which may continue to cause economic uncertainty. Zura Bio cautions that the foregoing list of factors is not exclusive or exhaustive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Zura Bio gives no assurance that it will achieve its expectations. Zura Bio does not undertake or accept any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, or should circumstances change, except as otherwise required by securities and other applicable laws.

Contact - Zura Bio Investors:

Zura Bio Limited

Megan K. Weinshank, Head of Investor Relations

info@zurabio.com

Meru Advisors
Lee M. Stern

lstern@meruadvisors.com

Zura Bio Limited

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	June 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$112,802	$1,567
Prepaid expenses and other current assets	530	209
Total current assets	113,332	1,776
Deferred offering costs	—	3,486
Total assets	$113,332	$5,262

Liabilities, Convertible Preferred Shares, Redeemable Noncontrolling Interest and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$19,940	$4,428
Note payable	—	7,756
Research and development license consideration liability	—	2,634
Total current liabilities	19,940	14,818
Private placement warrants	2,069	—
Total liabilities	22,009	14,818

Commitments and contingencies

Convertible preferred shares
Series A-1 convertible preferred shares, $0.001 par value, -0- and 13,510,415 shares authorized, issued and outstanding as of June 30, 2023 and December 31, 2022	—	12,500

Redeemable noncontrolling interest	20,875	10,000

Shareholders’ Equity (Deficit):
Preferred shares, $0.0001 par value, 1,000,000 and -0- authorized as of June 30, 2023 and December 31, 2022, respectively; -0- issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Class A Ordinary shares, $0.0001 par value, 300,000,000 authorized, 43,093,685 issued and outstanding as of June 30, 2023; 1,884,649 authorized, 383,479 issued and outstanding as of December 31, 2022	4	—
Additional paid-in capital	155,654	—
Accumulated deficit	(86,751)	(32,056)
Total Zura Bio Limited shareholders’ equity (deficit)	68,907	(32,056)
Noncontrolling interest	1,541	—
Total shareholders’ equity (deficit)	70,448	(32,056)
Total liabilities, convertible preferred shares, redeemable noncontrolling interest and shareholders’ equity (deficit)	$113,332	$5,262

Zura Bio Limited

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30, 2023
	2023	2022
Operating expenses:
Research and development	$28,230	$85	$33,114
General and administrative	5,675	842	8,510
Total operating expenses	33,905	927	41,624
Loss from operations	(33,905)	(927)	(41,624)
Other expense/(income), net:
Other income, net	(412)	(2)	(403)
Change in fair value of private placement warrants	532	—	355
Change in fair value of note payable	—	—	2,244
Total other expense/(income), net	120	(2)	2,196
Loss before income taxes	(34,025)	(925)	(43,820)
Income tax benefit	—	—	—
Net loss before redeemable noncontrolling interest	(34,025)	(925)	(43,820)
Net loss attributable to redeemable noncontrolling interest	—	—	203
Net loss	(34,025)	(925)	(43,617)
Adjustment to Zura subsidiary’s preferred stock to redemption	—	—	(203)
Deemed dividend to redeemable noncontrolling interest	(10,875)	—	(10,875)
Net loss attributable to Class A Ordinary Shareholders of Zura	$(44,900)	$(925)	$(54,695)
Net loss per share attributable to Class A Ordinary Shareholders of Zura, basic and diluted	$(1.31)	$(9.54)	$(2.88)
Weighted-average Class A Ordinary Shares used in computing net loss per share attributable to Class A Ordinary Shareholders of Zura, basic and diluted	34,303,125	97,004	19,012,464